Exhibit 99.1

ACM Research Reports Third Quarter 2024 Results

FREMONT, Calif., Nov 07, 2024 (Globe Newswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its third quarter ended September 30, 2024.

“I am pleased to report another strong quarter for ACM, with record revenue and shipments, good profitability, and positive cash flow from operations,” said ACM’s President and Chief Executive Officer, Dr. David Wang. “We believe our results demonstrate ACM’s role as an innovator, delivering world-class tools that drive value for our customers and strengthen our position in the global market. Tahoe is gaining momentum with multiple logic and memory customers in production. This tool now delivers the same advanced cleaning performance as single-wafer tools, and at the same time up to 75% reduction of sulfuric acid use. We also believe the unique approach of our new panel products – including the Ultra ECP ap-p Horizontal Plating tool, the Ultra C vac-p Flux Cleaning tool, and the Ultra C bev-p Bevel Etching Tool – position ACM to become a significant contributor to the global adoption of AI chip manufacturing.”

Dr. Wang continued, “Looking ahead, we anticipate continued growth of our business in mainland China through market share gains and new product ramps. We have begun initial operations at our Lingang facility, and we remain committed to support major customers in the US, Europe, and Southeast Asia. Our near-term outlook has improved, and as a result, we have raised our 2024 revenue outlook.”

	Three Months Ended September 30,
	GAAP		Non-GAAP(1)
	2024	2023	2024	2023
	(dollars in thousands, except EPS)
Revenue	$203,976	$168,569	$203,976	$168,569
Gross margin	51.4%	52.5%	51.6%	52.9%
Income from operations	$44,184	$33,173	$56,065	$43,754
Net income attributable to ACM Research, Inc.	$30,904	$25,679	$42,372	$37,579
Basic EPS	$0.49	$0.43	$0.68	$0.62
Diluted EPS	$0.45	$0.39	$0.63	$0.57

	Nine Months Ended September 30,
	GAAP		Non-GAAP(1)
	2024	2023	2024	2023
	(dollars in thousands, except EPS)
Revenue	$558,647	$387,402	$558,647	$387,402
Gross margin	50.3%	50.9%	50.6%	51.1%
Income from operations	$107,009	$72,465	$147,801	$87,131
Net income attributable to ACM Research, Inc.	$72,547	$59,649	$114,490	$78,743
Basic EPS	$1.17	$0.99	$1.85	$1.31
Diluted EPS	$1.07	$0.90	$1.70	$1.19

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized gain (loss) on short-term investments.

Outlook

ACM has raised its revenue guidance range for fiscal year 2024 to a range of $725 million to $745 million from the prior range of $695 million to $735 million. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the third quarter of 2024 were $261 million, up 23% from the third quarter of 2023. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Major Performance Breakthrough for Flagship Ultra C Tahoe Cleaning Tool. The upgraded Ultra C Tahoe now achieves the performance of standalone single-wafer cleaning tools on low-to-medium temperature sulfuric peroxide mix (SPM) processes. The hybrid architecture delivers enhanced cleaning performance, high throughput, and process flexibility, with an up to 75% reduction in chemical consumption. The upgraded Ultra C Tahoe is now in production at several high-volume customer facilities in mainland China. Additional logic and memory customers are evaluating the tool, and we expect to deliver additional units through the end 2024.

•
Launched Ultra C bev-p Panel Bevel Etching Tool for Panel-Level Packaging Applications. The new tool is specifically designed for bevel etching and cleaning in copper-related processes and is capable of handling both the front and back side etching within a single system. This capability enhances process efficiency and product reliability.

•
Received Orders for Wafer-Level Packaging Tools from U.S. Customer and R&D Center. ACM has received purchase orders for four wafer-level packaging tools, including two from a U.S.-based customer and two from a U.S.-based research and development (R&D) center. The four tools support a range of advanced packaging processes and are scheduled for delivery in the first half of 2025.

•
Completed Purchase of Commercial Facility in Oregon. On October 1, 2024, ACM completed the purchase of a 39,500 square foot facility, including a 5,200 square foot functional clean room. This facility is intended to augment ACM’s current Oregon facility and further expand ACM’s R&D and demonstration capability in the U.S. market.

•	Opening of R&D and Production Facility. On October 20, 2024, ACM Shanghai celebrated the official opening of its new R&D and production facility in Lingang, China.

Third Quarter 2024 Financial Summary

Unless otherwise noted, the following figures refer to the third quarter of 2024 and comparisons are with the third quarter of 2023.

•
Revenue was $204.0 million, up 21%, reflecting higher sales of single wafer cleaning, Tahoe and semi-critical cleaning equipment and ECP (front-end and packaging), furnace and other technologies, partly offset by lower sales of advanced packaging (excluding ECP), services & spares.

•
Gross margin was 51.4% versus 52.5%. Non-GAAP gross margin, which excludes stock-based compensation, was 51.6% versus 52.9%. Gross margin exceeded ACM’s long-term business model range of 40% to 45%. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.

•
Operating expenses were $60.7 million, an increase of 10%. Operating expenses as a percentage of revenue decreased to 29.7% from 32.8%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $49.2 million, up 8.5%. Non-GAAP operating expenses as a percentage of revenue decreased to 24.1% from 26.9%.

•
Operating income was $44.2 million, compared to $33.2 million. Operating margin was 21.7% compared to 19.7%. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $56.1 million, compared to $43.8 million. Non-GAAP operating margin, which excludes stock-based compensation, was 27.5% compared to 26.0%.

•
Unrealized gain (loss) on short-term investments was $0.4 million, compared to an unrealized gain (loss) of $(1.3) million. Unrealized gain (loss) reflects the change in market value of the investments by ACM’s principal operating subsidiary, ACM Research (Shanghai), Inc. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Income tax expense was $4.0 million, compared to $0.7 million.

•
Net income attributable to ACM Research, Inc. was $30.9 million, compared to $25.7 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized gain (loss) on short-term investments, was $42.4 million, compared to $37.6 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.45, compared to $0.39.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized gain (loss) on short-term investments, was $0.63, compared to $0.57.

•	Cash and cash equivalents, plus restricted cash and short-term and long-term time deposits were $369.1 million at September 30, 2024, compared to $366.8 million at June 30, 2024.

Conference Call Details

A conference call to discuss results will be held on Thursday, November 7, 2024, at 8:00 a.m. Eastern Time (9:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register.vevent.com/register/BIcf4dbc584cf54892966d5353590ab648

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude the effect of stock-based compensation and unrealized gain (loss) on short-term investments, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.
ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing, vertical furnace processes, Track and PECVD, which are critical to advanced semiconductor device manufacturing and wafer-level packaging. ACM is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmrcsh.com.

© ACM Research, Inc. ULTRA C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Steven C. Pelayo, CFA
(360)808-5154
steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.co

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$333,472	$182,090
Restricted cash	1,782	1,083
Short-term time deposits	20,304	80,524
Short-term investment	20,351	21,312
Accounts receivable, net	370,589	283,186
Other receivables	57,849	40,065
Inventories, net	628,720	545,395
Advances to related party	1,453	2,432
Prepaid expenses	10,794	20,023
Total current assets	1,445,314	1,176,110
Property, plant and equipment, net	250,099	201,848
Land use right, net	8,320	8,367
Operating lease right-of-use assets, net	5,680	7,026
Intangible assets, net	2,838	2,538
Long-term time deposits	13,517	40,818
Deferred tax assets	13,400	20,271
Long-term investments	33,655	27,880
Other long-term assets	21,352	6,050
Total assets	$1,794,175	$1,490,908
Liabilities and Equity
Current liabilities:
Short-term borrowings	$33,795	$31,335
Current portion of long-term borrowings	30,670	6,783
Related party accounts payable	15,392	11,407
Accounts payable	170,810	141,814
Advances from customers	215,678	181,368
Deferred revenue	10,138	3,687
Income taxes payable	6,796	6,401
FIN-48 payable	8,991	12,149
Other payables and accrued expenses	115,388	102,951
Current portion of operating lease liability	2,377	2,764
Total current liabilities	610,035	500,659
Long-term borrowings	106,069	53,952
Long-term operating lease liability	3,303	4,262
Other long-term liabilities	5,685	5,873
Total liabilities	725,092	564,746
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	6	6
Class B Common stock	1	1
Additional paid-in capital	669,540	629,845
Retained earnings	229,374	156,827
Statutory surplus reserve	30,060	30,060
Accumulated other comprehensive loss	(40,815)	(49,349)
Total ACM Research, Inc. stockholders’ equity	888,166	767,390
Non-controlling interests	180,917	158,772
Total equity	1,069,083	926,162
Total liabilities and equity	$1,794,175	$1,490,908

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)
	( In thousands, except share and per share data)
Revenue	$203,976	$168,569	$558,647	$387,402
Cost of revenue	99,142	80,055	277,908	190,263
Gross profit	104,834	88,514	280,739	197,139
Operating expenses:
Sales and marketing	15,759	16,803	47,067	37,579
Research and development	27,837	26,151	77,723	60,244
General and administrative	17,054	12,387	48,940	26,851
Total operating expenses	60,650	55,341	173,730	124,674
Income from operations	44,184	33,173	107,009	72,465
Interest income	2,967	2,152	7,122	6,283
Interest expense	(1,208)	(640)	(2,923)	(1,984)
Realized gain from sale of short-term investments	171	656	444	8,569
Unrealized gain (loss) on short-term investments	413	(1,319)	(1,151)	(4,428)
Other income (expense), net	(5,164)	(2,150)	(727)	156
Income (loss) from equity method investments	1,316	(160)	101	3,728
Income before income taxes	42,679	31,712	109,875	84,789
Income tax expense	(4,007)	(718)	(17,712)	(11,235)
Net income	38,672	30,994	92,163	73,554
Less: Net income attributable to non-controlling interests	7,768	5,315	19,616	13,905
Net income attributable to ACM Research, Inc.	$30,904	$25,679	$72,547	$59,649
Comprehensive income (loss):
Net income	38,672	30,994	92,163	73,554
Foreign currency translation adjustment, net of tax	17,089	4,015	10,376	(21,831)
Comprehensive Income	55,761	35,009	102,539	51,723
Less: Comprehensive income attributable to non-controlling interests	10,842	7,768	21,458	11,882
Comprehensive income (loss) attributable to ACM Research, Inc.	$44,919	$27,241	$81,081	$39,841

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.49	$0.43	$1.17	$0.99
Diluted	$0.45	$0.39	$1.07	$0.90

Weighted average common shares outstanding used in computing per share amounts:
Basic	62,500,903	60,219,218	62,017,257	59,953,144
Diluted	66,671,526	65,450,941	66,512,143	64,834,051

ACM RESEARCH, INC.
Total Revenue by Product Category and by Region

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)
	($ in thousand)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$160,985	$132,417	$423,676	$281,559
ECP (front-end and packaging), furnace and other technologies	34,600	25,508	99,362	71,223
Advanced packaging (excluding ECP), services & spares	8,391	10,644	35,609	34,620
Total Revenue By Product Category	$203,976	$168,569	$558,647	$387,402

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Mainland China	$203,672	$168,302	$552,642	$375,528
Other Regions	304	267	6,005	11,874
Total Revenue By Region	$203,976	$168,569	$558,647	$387,402

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain (loss) on short-term investments. The following tables reconcile gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended September 30,
	2024				2023
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)
	(In thousands)
Revenue	$203,976	$-	$-	$203,976	$168,569	$-	$-	$168,569
Cost of revenue	(99,142)	(447)	-	(98,695)	(80,055)	(588)	-	(79,467)
Gross profit	104,834	(447)	-	105,281	88,514	(588)	-	89,102
Gross margin	51.4%	0.2%	-	51.6%	52.5%	0.3%	-	52.9%
Operating expenses:
Sales and marketing	(15,759)	(2,594)	-	(13,165)	(16,803)	(2,543)	-	(14,260)
Research and development	(27,837)	(3,373)	-	(24,464)	(26,151)	(3,421)	-	(22,730)
General and administrative	(17,054)	(5,467)	-	(11,587)	(12,387)	(4,029)	-	(8,358)
Total operating expenses	(60,650)	(11,434)	-	(49,216)	(55,341)	(9,993)	-	(45,348)
Income (loss) from operations	$44,184	$(11,881)	$-	$56,065	$33,173	$(10,581)	$-	$43,754
Unrealized gain (loss) on short-term investments	413	-	413	-	(1,319)	-	(1,319)	-
Net income (loss) attributable to ACM Research, Inc.	$30,904	$(11,881)	$413	$42,372	$25,679	$(10,581)	$(1,319)	$37,579
Basic EPS	$0.49			$0.68	$0.43			$0.62
Diluted EPS	$0.45			$0.63	$0.39			$0.57

	Nine Months Ended September 30,
	2024				2023
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)
	(In thousands)
Revenue	$558,647	$-	$-	$558,647	$387,402	$-	$-	$387,402
Cost of revenue	(277,908)	(2,020)	-	(275,888)	(190,263)	(838)	-	(189,425)
Gross profit	280,739	(2,020)	-	282,759	197,139	(838)	-	197,977
Gross margin	50.3%	0.4%	-	50.6%	50.9%	0.2%	-	51.1%
Operating expenses:
Sales and marketing	(47,067)	(8,645)	-	(38,422)	(37,579)	(3,405)	-	(34,174)
Research and development	(77,723)	(12,082)	-	(65,641)	(60,244)	(4,831)	-	(55,413)
General and administrative	(48,940)	(18,045)	-	(30,895)	(26,851)	(5,592)	-	(21,259)
Total operating expenses	(173,730)	(38,772)	-	(134,958)	(124,674)	(13,828)	-	(110,846)
Income (loss) from operations	$107,009	$(40,792)	$-	$147,801	$72,465	$(14,666)	$-	$87,131
Unrealized gain (loss) on short-term investments	(1,151)	-	(1,151)	-	(4,428)	-	(4,428)	-
Net income (loss) attributable to ACM Research, Inc.	$72,547	$(40,792)	$(1,151)	$114,490	$59,649	$(14,666)	$(4,428)	$78,743
Basic EPS	$1.17			$1.85	$0.99			$1.31
Diluted EPS	$1.07			$1.70	$0.90			$1.19